CONNECTICUT MUTUAL
                                LIFE INSURANCE COMPANY


          ESTABLISHMENT OF CML/OFFITBANK VARIABLE ANNUITY SEPARATE ACCOUNT



     WHEREAS, Section 38a-433 of the Connecticut Insurance Laws permits a domestic life insurance company to establish one or more separate accounts;

     WHEREAS, the Board of Directors of the Company, by resolution dated March 6, 1970 and attached hereto as Exhibit "A", have granted authority to the Executive Officers (i.e., President and Executive Vice Presidents) of the Company to establish such separate accounts and to take any necessary or desirable action in preparation for, or in implementation of such accounts;

     WHEREAS, it is desired by the Executive Officers that the Company create such a separate account to house one of its variable annuity insurance products;

     NOW, THEREFORE, be it known that David E. Sams, Jr., President of the Company hereby establishes a separate account referred to herein as "CML/OFFITBANK Variable Annuity Separate Account".

     FURTHER, that the assets of CML/OFFITBANK Variable Annuity Separate Account shall be derived solely from (a) sale of variable annuity products,
  (b) funds corresponding to dividend accumulation with respect to investment of such assets, and c) advances made by the Company in connection with operation of CML/OFFITBANK Variable Annuity Separate Account.

     FURTHER, the Company shall maintain assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity contracts;

     FURTHER, the Executive Officers, by authority granted by the Board of Directors, reserve the right, as they may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide CML/OFFITBANK
 Variable Annuity Separate Account into divisions and subdivisions with each division or subdivision investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or subdivisions, (c) to designate further any division or subdivision thereof, (d) to change the designation of CML/OFFITBANK Variable Annuity Separate Account to another designation, and to merge or consolidate CML/OFFITBANK Separate Account with such other investment companies as such Executive Officers may deem to be appropriate.

   FURTHER, the Company shall invest cash from the Company's general account in CML/OFFITBANK Variable Annuity Separate Account or in any division thereof as the Executive Officers may deem necessary or appropriate to facilitate the commencement of the operations of CML/OFFITBANK Variable Annuity Separate Account or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act") and to transfer cash or securities from time to time between the Company's general account and CML/OFFITBANK Variable Annuity Separate Account as the Executive Officers may deem necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity contracts issued by the Company providing for allocations to CML/OFFITBANK Variable Annuity Separate Account.

     FURTHER the income, gains, and losses (whether or not realized) from assets allocated to CML/OFFITBANK Variable Annuity Separate Account shall, in accordance with any variable annuity contracts issued by the Company providing for allocations be credited to or charged against CML/OFFITBANK Variable Annuity Separate Account without regard to the other income, gains, or losses of the Company;

     FURTHER, the Company may adopt procedures providing for, among other things, criteria by which the Company shall provide for a pass-through of voting rights to the owners of variable annuity contracts issued by the Company providing for allocation to CML/OFFITBANK Variable Annuity Separate Account with respect to the shares of any investment companies which are held in CML/OFFITBANK Variable Annuity Separate Account.

     FURTHER, the Company shall prepare and execute any necessary agreements to enable CML/OFFITBANK Variable Annuity Separate Account to invest or reinvest the assets of CML/OFFITBANK Variable Annuity Separate Account in securities issued by investment companies registered under the 1940 Act or other appropriate securities as the Executive Officers of the Company may designate pursuant to the provisions of the variable annuity contracts issued by the Company providing for allocations to CML/OFFITBANK Variable Annuity Separate Account;

     FURTHER, the fiscal year of CML/OFFITBANK Variable Annuity Separate Account shall end on the 31st day of December each year;

     URTHER, the Company shall register under the Securities Act of 1933, as amended, (the "1933 Act") variable annuity contracts, or units of interest thereunder, under which amounts will be allocated by the Company to CML/OFFITBANK Variable Annuity Separate Account to support reserves for such contracts and, in connection therewith, the Company shall prepare, execute and file with the Securities and Exchange Commission, registration statements under the 1933 Act, including prospectuses, statements of additional information, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as any Company Officer executing the same may deem necessary or appropriate;

     FURTHER, the Company shall take all actions necessary to register CML/OFFITBANK Variable Annuity Separate Account as a unit investment trust under the 1940 Act and to take such related actions as deemed necessary and appropriate to carry out the foregoing;

     FURTHER, the Company shall prepare, execute and file with the Securities Exchange Commission, applications and amendments thereto for such exemptions from or orders under the 1940 Act and the 1933 Act, and to request from the Securities and Exchange Commission no action and interpretative letters as the Executive Officers may from time to time deem necessary or desirable;

     FURTHER, the Officers of the Company shall prepare, execute and file all periodic reports required under the 1940 Act and the Securities Exchange Act of 1934, as amended, (the "1934 Act");

     FURTHER, the Corporate Secretary of the Company, or such person as is designated by her, is appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the 1933 Act and the rules thereunder and nay other pertinent acts or regulations;

     FURTHER, the Officers of the Company shall effect in the name and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under applicable insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable annuity contracts under which amounts will be allocated by the Company to CML/OFFITBANK Variable Annuity Separate Account to support reserves for such policies; such action shall include registration, filing and qualification of the Company and of said annuity contracts, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and in connection therewith, preparation, execution, acknowledgment and filing of all such applications, applications for exemptions, certificates, affidavits. covenants, consents to service of process and other instruments, and all such action as the Company Officer executing the same or taking such action may deem necessary or desirable.

     FURTHER, the Officers of the Company shall execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing and the intent and purpose thereof.


Dated:  September 8, 1995


                                      DAVID E. SAMS, JR.
                                      _______________________________________
                                      David E. Sams, Jr.
                                      President and Chief Executive Officer
                                      Connecticut Mutual Life Insurance Company